SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 14, 2006

StatSure Diagnostic Systems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-21284	91-1549305
(Commission	(IRS Employer
File Number)	Identification No.)

1 Clarks Hill Rd., Framingham MA	01702
(Address of principal executive offices)	(Zip Code)

508.872.2625
(Registrant's telephone number, including area code)

Item 8.01 Other Events

On February 14, the Company announced that its patented barrel technology has been introduced to the U.S. market by Inverness Medical (Amex: IMA) (“Inverness”). As previously reported, in September 2006 Inverness became the exclusive, worldwide distributor of the Company’s patented platform for use in a rapid, point-of-care HIV test product manufactured exclusively by Chembio Diagnostic Systems (OTC BB: CEMI). The test product employing the Company’s technology is an FDA approved, qualitative screening test for the detection of antibodies to HIV-1 and HIV-2 in human whole blood, serum and plasma, and will be marketed by IMA under the IMA Clearview® brand as “Clearview COMPLETE HIV ½”.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release issued February 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STATSURE DIAGNOSTIC SYSTEMS, INC.

February 15, 2007	By: /s/ Steve Peltzman
Steve Peltzman
Chief Executive Officer